Exhibit 10.4

AMENDMENT NO. 1
TO AMENDED AND RESTATED
MORTGAGE LOAN PURCHASE AGREEMENT

Amendment No. 1 to Amended and Restated Mortgage Loan Purchase Agreement, dated as of September 9, 2026 and effective as of December 18, 2025 (this “Amendment”), by and between PennyMac Loan Services, LLC (the “Seller”) and PennyMac Corp. (the “Purchaser”).

RECITALS

WHEREAS, the Seller and the Purchaser are parties to that Amended and Restated Mortgage Loan Purchase Agreement, dated as of December 18, 2025 (the “Existing MLPA” and, as amended by this Amendment, the “MLPA”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing MLPA.

WHEREAS, the Seller and the Purchaser have agreed, subject to the terms and conditions of this Amendment, that the Existing MLPA be amended to reflect certain agreed upon revisions to the terms of the Existing MLPA.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, the Seller and the Purchaser hereby agree that the Existing MLPA is hereby amended as follows:

SECTION 1. Section 4.2 of the Existing MLPA is hereby amended by deleting such section in its entirety and replacing it with the following:

Section 4.2 Agreement of Sale. Purchaser has the right to purchase all right, title and interest in and to all or any portion of the Correspondent Loans acquired by the Seller from the Correspondents pursuant to the related Loan Commitments, and on each Purchase Date, the Seller does hereby agree to sell, convey, transfer and assign to the Purchaser, without recourse against the Seller, except as set forth in Section 4.7 below, all right, title and interest in and to such Correspondent Loans, all in accordance with the terms and conditions set forth herein.

SECTION 2. Conditions Precedent. This Amendment shall become effective retroactively as of December 18, 2025 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1 Delivered Documents. On or prior to the entered-into-date first written above (“Entry Date”), each party shall have received the following documents, each of which shall be satisfactory to such party in form and substance:

a)
this Amendment, executed and delivered by duly authorized officers of the Seller and the Purchaser; and
b)
such other documents as such party or counsel to such party may reasonably request.

2.2 Representations and Warranties. On and prior to the Entry Date, each party shall be in compliance in all material respects with all the terms and provisions set forth in the Existing MLPA on its part to be observed or performed.

SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing MLPA shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 5. Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 6. Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing MLPA, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

PENNYMAC CORP.,

as the Purchaser

By: /s/ Daniel S. Perotti

Name: Daniel S. Perotti

Title: Senior Managing Director and
Chief Financial Officer

PENNYMAC LOAN SERVICES, LLC,
as the Seller

By: /s/ Douglas E. Jones
Name: Douglas E. Jones
Title: President and Chief Mortgage
Banking Officer